UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

Altair Engineering Inc.

(Exact Name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on October 30, 2024, Altair Engineering Inc., a Delaware corporation (“Altair” or the “Company”), entered into an Agreement and Plan of Merger, dated as of October 30, 2024 (the “Merger Agreement”), among the Company, Siemens Industry Software Inc., a Delaware corporation (“Parent”) and Astra Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). On March 26, 2025 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), on the terms and conditions set forth in the Merger Agreement, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

On the Closing Date, the Company and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), entered into the First Supplemental Indenture, dated as of the Closing Date (the “First Supplemental Indenture”), to the Indenture, dated as of June 14, 2022, between the Company and the Trustee (the “Original Indenture” and, together with the First Supplemental Indenture, the “Indenture”), relating to the Company’s 1.750% Convertible Senior Notes due 2027 (the “Notes”). As of the Closing Date, $230 million aggregate principal amount of the Notes were outstanding.

The consummation of the Merger constitutes a Share Exchange Event, a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the Indenture) under the Indenture. The effective date of this Share Exchange Event, Fundamental Change and Make-Whole Fundamental Change in respect of the Notes is March 26, 2025, which is the Closing Date.

As a result of the Share Exchange Event and Make-Whole Fundamental Change referenced above, and pursuant to the Indenture, the right to convert each $1,000 principal amount of Notes, (i) to the extent that it refers to a conversion from and after the effective time of the Merger (the “Effective Time”) that is effected in connection with the Merger during the Make-Whole Fundamental Change Period (as determined in accordance with the Indenture), has become the right to convert such principal amount of Notes into an amount in cash equal to $1,618.7928 ($113.00 multiplied by the sum of (A) 13.9505 plus (B) the conversion rate adjustment determined in accordance with the Indenture, which is .3751) and (ii) to the extent that it refers to a conversion from and after the Effective Time that is not effected in connection with the Merger and is outside of the Make-Whole Fundamental Change Period (as determined in accordance with the Indenture), has become the right to convert such principal amount of Notes into an amount in cash equal to $1,576.4065 ($113.00 multiplied by 13.9505).

As a result of the Fundamental Change referenced above, each holder of the Notes will have the right to require the Company to repurchase for cash all of such holder’s Notes pursuant to the terms and procedures set forth in the Indenture at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

The foregoing description of the Indenture and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Indenture. A copy of the Original Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 15, 2022. A copy of the First Supplemental Indenture is filed as Exhibit 4.1 hereto. The Original Indenture and the First Supplemental Indenture are incorporated herein by reference. This Current Report on Form 8-K does not constitute an offer to tender for, or purchase, or a solicitation of an offer to tender for, or purchase, any of the Notes or any other security.

Item 1.02.	Termination of a Material Definitive Agreement.

The Information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

In connection with the consummation of the Merger, on the Closing Date, the Company terminated the Third Amended and Restated Credit Agreement, dated as of October 18, 2017, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as initially executed, the “Initial Credit Agreement” and amended from time to time, the “Credit Agreement”) and retained one outstanding unsecured letter of credit. All commitments and guarantees under the Credit Agreement, along with all security interests and liens granted to the lenders under the Credit Agreement were terminated, effective as of the Closing Date. Other than such letter of credit, there were no loans outstanding under the Credit Agreement.

A copy of the Initial Credit Agreement was filed as Exhibit 10.16 to the Registration Statement on Form S-1/A filed by the Company with the SEC on October 19, 2017 and is incorporated herein by reference. A copy of the First Amendment to the Initial Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 5, 2018 and is incorporated herein by reference. A copy of the Second Amendment to the Initial Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 6, 2019 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Item 3.03, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, each share of the Company’s Class A common stock, par value $0.0001 per share (collectively, the “Class A Common Shares”), and each share of the Company’s Class B common stock, par value $0.0001 per share (collectively, the “Class B Common Shares” and, together with the Class A Common Shares, the “Common Shares”) (including any Common Shares to the extent issued in accordance with the terms of the Merger Agreement and the Indenture, but excluding Common Shares held by the Company as treasury shares or held by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the Effective Time) issued and outstanding immediately prior to the Effective Time were converted into the right to receive $113.00 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at or immediately prior to the Effective Time:

•

Each stock option of the Company that had a per share exercise price less than the Merger Consideration and that was (i) issued and outstanding immediately prior to the Effective Time and (ii)(A) vested and exercisable at the Effective Time (after taking into consideration any accelerated vesting that occurred under the terms of such option in connection with the transactions contemplated by the Merger Agreement) or (B) would by its terms have become vested and exercisable no later than December 31, 2025, assuming the holder’s continued employment or service through the applicable vesting date (each, a “Vested Company Option”), and each option of the Company held by a nonemployee director, whether or not vested, that had a per share exercise price less than the Merger Consideration (each, a “Director Option”), vested (to the extent unvested) and was canceled and converted into the right to receive an amount in cash (without interest) equal to (x) the number of Class A Common Shares subject to such Vested Company Option or Director Option immediately prior to the Effective Time multiplied by (y) the excess of the Merger Consideration over the per share exercise price applicable to such Vested Company Option or Director Option, less any applicable withholding Taxes;

•

Each stock option of the Company, other than a Director Option, that had a per share exercise price less than the Merger Consideration, that was issued and outstanding immediately prior to the Effective Time and that was eligible to vest by its terms on or after January 1, 2026 (each, an “Unvested Company Option”) was canceled and converted into the right to receive an amount in cash equal to (x) the number of Class A Common Shares subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (y) the excess of the Merger Consideration over the per share exercise price applicable to such Unvested Company Option, which cash award will continue to vest (subject to full acceleration upon a termination without “cause” (as determined by the Surviving Corporation) or for “good reason” (to the extent such holder has an agreement or participates in a company plan that provides for severance benefits upon a resignation for good reason, and as defined in such agreement or company plan) (if applicable)) following the Effective Time and will be paid by the Surviving Corporation following the Effective Time as soon as practicable following the last day of the calendar quarter preceding the quarter in which such Unvested Company Option would have otherwise vested in accordance with the vesting schedule in effect immediately prior to the Effective Time (but in any event no later than the next regularly scheduled payroll run of the Surviving Corporation or its applicable Subsidiary that is at least 10 business days following the applicable vesting date), less any applicable withholding Taxes;

•	Each stock option of the Company that had a per share exercise price that was equal to or greater than the Merger Consideration (if any) was canceled without payment;

•

Each vested restricted stock unit of the Company that was issued and outstanding immediately prior to the Effective Time and was either (i) vested at the Effective Time (after taking into consideration any accelerated vesting that occurred under the existing terms of such Company restricted stock unit in connection with the transactions contemplated by the Merger Agreement) or (ii) would by its terms have become vested no later than December 31, 2025, assuming the holder’s continued employment or service through such applicable vesting date (each, a “Vested Company RSU”), and each restricted stock unit of the Company held by a nonemployee director, whether or not vested (each, a “Director RSU”), vested and was canceled and converted into the right to receive an amount in cash equal to (x) the number of Class A Common Shares subject to such Vested Company RSU or Director RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration, less any applicable withholding Taxes; and

•

Each unvested restricted stock unit of the Company, other than a Director RSU, that was issued and outstanding as of immediately prior to the Effective Time and that was eligible to vest by its terms on or after January 1, 2026 (each, an “Unvested Company RSU”) was canceled and converted into the right to receive an amount in cash equal to (x) the number of Class A Common Shares subject to such Unvested Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration, which cash award will continue to vest (subject to full acceleration upon a termination without “cause” (as determined by the Surviving Corporation) or for “good reason” (to the extent such holder has an agreement or participates in a company plan that provides for severance benefits upon a resignation for good reason, and as defined in such agreement or company plan) (if applicable)) following the Effective Time, and will be paid by the Surviving Corporation following the Effective Time as soon as practicable following the last day of the calendar quarter preceding the quarter in which such Unvested Company RSU would have otherwise vested in accordance with the vesting schedule in effect immediately prior to the Effective Time (but in any event no later than the next regularly scheduled payroll run of the Company or Surviving Corporation that is at least 10 business days following the applicable vesting date), less any applicable withholding Taxes.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in the Introductory Note and under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, Altair requested that the NASDAQ Global Select Market (“Nasdaq”) suspend trading of Class A Common Shares on Nasdaq and remove such Class A Common Shares from listing on Nasdaq, in each case, at the close of the market on March 26, 2025. Altair also requested that Nasdaq file a notification of removal from listing and deregistration of the Class A Common Shares on Form 25 with the SEC.

After the Form 25 becomes effective, Altair intends to file with the SEC a Form 15 to request deregistration of the Class A Common Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspension of Altair’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Item 1.01, Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of Common Shares (except as described in Item 2.01 of this Current Report on Form 8-K) prior to the Effective Time ceased to have any rights as a stockholder of Altair other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of Altair occurred, and Altair is now a wholly owned subsidiary of Parent. The total amount of consideration paid to Altair’s stockholders by Parent in connection with the Merger was approximately $9.7 billion and was fully cash-financed from Parent’s existing resources.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the Merger and pursuant to the terms of the Merger Agreement, as of the Effective Time, the directors of Merger Sub became the directors of the Surviving Corporation and the persons who served as the directors of Altair immediately prior to the Effective Time (the “departing directors”) ceased to serve as such as of the Effective Time. The positions on the committees of Altair’s Board of Directors held by the departing directors are as set forth in the section titled “Corporate Governance Matters” of Altair’s proxy statement on Schedule 14A filed with the SEC on April 5, 2024, which is incorporated herein by reference.

In connection with the consummation of the Merger, James R. Scapa, Matthew Brown and Stephanie Buckner ceased to serve as the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, respectively, of the Surviving Corporation.

Immediately after the consummation of the Merger, Anthony L. Hemmelgarn and Timo Nentwich have been appointed as the Chief Executive Officer and Chief Financial Officer, respectively, of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01, Item 3.03, Item 5.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Surviving Corporation was amended and restated and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until further amended in accordance with its terms and applicable law. In addition, the bylaws of Merger Sub in effect immediately prior to the Effective Time became the bylaws of the Surviving Corporation (except that references to the name of Merger Sub were replaced by references to the name of the Surviving Corporation) until thereafter amended in accordance with their terms and applicable law. Copies of the Surviving Corporation’s amended and restated certificate of incorporation and bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 30, 2024, among Altair Engineering Inc., Siemens Industry Software Inc. and Astra Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-38263) filed by Altair Engineering Inc. on October 30, 2024).*

3.1	Amended and Restated Certificate of Incorporation of Altair Engineering Inc., dated as of March 26, 2025.

3.2	Amended and Restated Bylaws of Altair Engineering Inc., dated as of March 26, 2025.

4.1	First Supplemental Indenture, dated as of March 26, 2025, between Altair Engineering Inc. and U.S. Bank Trust Company, National Association, as Trustee.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Schedules and similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2025

ALTAIR ENGINEERING INC.

By:	/s/ Anthony L. Hemmelgarn
Name:	Anthony L. Hemmelgarn
Title:	Chief Executive Officer